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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-150769, 333-142938, 333-136126, 333-120061, 333-100077, 333-58168; Form S-3 Nos. 333-140119, 333-134084, 333-131332, 333-123619, 333-118187, 333-116696, 333-111287, 333-108752 and 333-76738; Form S-4 No. 333-156035) of Inovio Biomedical Corporation and the related Prospectuses of our report dated March 27, 2009, with respect to the consolidated financial statements of Inovio Biomedical Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP
San Diego, California March 27, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm